                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                SITEL CORPORATION
             (Exact name of registrant as specified in its charter)


             Minnesota                                47-0684333
      (State or jurisdiction of                    (I.R.S. Employer
     incorporation or organization)               Identification No.)

                               13215 Birch Street
                              Omaha, Nebraska 68164
          (Address, including zip code, of Principal Executive Offices)


Amended and Restated SITEL Corporation 1995 Non-Employee Directors Stock Option Plan
                            (Full Title of the Plan)


                        James F. Lynch, Chairman of Board
                               13215 Birch Street
                              Omaha, Nebraska 68164
                                 (402) 963-6810
(Name, Address, including zip code, and Telephone Number, including area code, of Agent for Service)
                                   __________

                         CALCULATION OF REGISTRATION FEE

Title of securities to be registered:  Common Stock $.001 par value
                             (Amended and Restated 1995 Non-Empl. Directors SOP)

Amount to be registered(1):  180,000 Shares

Proposed maximum offering price per share(2):  $18.875

Proposed maximum aggregate offering price(2):  $3,397,500.00

Amount of registration fee:  $1,029.55

(1) This Form S-8 registers the additional shares made available under the plan pursuant to the recent plan amendment and restatement. The number of shares registered hereunder shall include any additional shares made available under the plan because of adjustment in such 180,000 shares on account of stock splits or stock dividends hereafter effected by the Registrant.

(2) Estimated pursuant to Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price is based upon the average of the high and low prices of SITEL Corporation Common Stock on June 27, 1997, as reported on the New York Stock Exchange.

      This Form S-8 consists of 10 pages.  The Exhibit Index is on page 8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE
          _______________________________________

     SITEL Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

          (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (which incorporates by reference portions of the Company's definitive Proxy Statement for the Company's Annual Meeting of Stockholders held on June 6, 1997).

          (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

          (c) the Company's Current Reports on Form 8-K, and amendments thereto, filed on January 31, 1997, February 6, 1997, February 12, 1997, April 3, 1997 and April 16, 1997.

          (d) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Exchange Act.

          (e) The contents of the Company's earlier Registration Statement on Form S-8 (Registration No. 33-99434), filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and be a part hereof from the date of the filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES
          _________________________

     The class of securities offered by the Company pursuant to this registration statement is registered under Section 12 of the Securities Exchange Act of 1934.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL
          ______________________________________

     Matters with respect to the legality of the Common Stock of the Company being registered hereby have been passed upon by the firm of Abrahams, Kaslow & Cassman, counsel for the Company. Members of Abrahams, Kaslow & Cassman own a total of 16,950 shares of Common Stock of the Company.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
          _________________________________________

     The Company's Amended and Restated Articles of Incorporation limit the liability of directors to the maximum extent permitted by the Minnesota Business Corporation Act. Minnesota law provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability due to (i) any breach of the duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (iv) violations of certain Minnesota securities laws, or (v) any transaction from which the director derives an improper personal benefit. Liability under the federal securities laws is not limited by the Amended and Restated Articles of Incorporation.

     The Minnesota Business Corporation Act requires that the Company indemnify any director or officer made or threatened to be made a party to a legal proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements, and reasonable expenses incurred in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a derivative action in the name of the Company. The Company's Amended and Restated Articles of Incorporation require the Company to provide indemnification of these persons to the fullest extent of the Minnesota indemnification statute.

     The Company has entered into an indemnification agreement with each of its directors and executive officers to provide him or her with specific contractual assurances that the indemnification protection provided by the Minnesota Business Corporation Act and the Company's Amended and Restated Articles of Incorporation will be available to such director or officer and to provide for the indemnification of and the advancing of expenses to such director or officer to the fullest extent permitted by law. The forms of such indemnification agreements were previously filed as exhibits.

     The Company presently maintains insurance to protect itself and its directors and officers against certain liabilities, costs, and expenses arising out of claims or suits against such directors and officers resulting from their service in such capacity.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED
          ___________________________________

     Not applicable.




       [Remainder of this page intentionally left blank]

ITEM 8.   EXHIBITS
          ________



     The exhibits filed as a part of this registration statement are:

        Exhibit
          No.
        ______
     (1) 4.1    Amended and Restated Articles of Incorporation of SITEL
                Corporation.
     (2) 4.1(a) Articles of Amendment filed September 10, 1996
                to the Amended and Restated Articles of Incorporation.
     (3) 4.2    Amended and Restated Bylaws of SITEL Corporation
                (conformed copy including amendments through June 6, 1997).
     (1) 4.3    Form of General Voting Agreement.
     (4) 4.4    Amended and Restated 1995 Non-Employee Directors
                Stock Option Plan.
         5.1    Opinion of Abrahams, Kaslow & Cassman regarding
                legality of Common Stock being registered.
        23.1    Consent of KPMG Peat Marwick LLP.
        23.2    Consent of Abrahams, Kaslow & Cassman (included in Exhibit
                5.1).
        24.1    Power of Attorney (included on signature page).
_________________________

          (1) Exhibits 4.1 and 4.3 hereto were previously filed as Exhibits 3.1 and 9.1, respectively, to the Registration Statement of SITEL Corporation on Form S-1 (Registration No. 33-91092) and are incorporated herein by this reference.

          (2) Previously filed as Exhibit 3.1(a) to the Registrant's Form 10-Q for the quarter ended August 31, 1996 and incorporated herein by this reference.

          (3) Previously filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-3 (Registration No. 333-28131) and incorporated herein by this reference.

          (4) Previously filed as Appendix B to the Registrant's definitive Proxy Statement for the Annual Meeting of Stockholders held on June 6, 1997, filed with the Commission on April 30, 1997.

ITEM 9.   UNDERTAKINGS
          ____________

     (a)  RULE 415 OFFERING.  The undersigned registrant hereby undertakes:
          __________________

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (g) FILING OF REGISTRATION STATEMENT ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on July 1, 1997.


                                       SITEL CORPORATION




                                By:________________________________________
                                   James F. Lynch, Chairman of the Board

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned directors and officers of SITEL Corporation, do hereby jointly and severally constitute and appoint Michael P. May and Barry S. Major, and each of them individually, as our true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for each of us and in our name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of SITEL Corporation and to file such amendments with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them individually and their substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises in connection with this Registration Statement as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, lawfully may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


__________________             Chairman of the Board          July 1, 1997
James F. Lynch                 and Director


__________________             Executive Vice Chairman        July 1, 1997
Henk P. Kruithof               and Director


__________________             Chief Executive Officer        July 1, 1997
Michael P. May                 and Director


__________________             President                      July 1, 1997
Phillip A. Clough

__________________             Executive Vice President -     July 1, 1997
Barry S. Major                 Finance, Chief  Financial
                               Officer and Secretary
                               (Principal Financial Officer)

__________________             Controller                     July 1, 1997
Alan G. Siemek                 (Principal Accounting Officer)


__________________             Director                       July 1, 1997
Kelvin C. Berens

__________________             Director                       July 1, 1997
Bill L. Fairfield


__________________             Director                       July 1, 1997
George J. Kubat

                             INDEX TO EXHIBITS
Page
No.


(1) 4.1 Amended and Restated Articles of Incorporation of SITEL Corporation..N/A
(2) 4.1(a)Articles of Amendment filed September 10, 1996 to the Amended and Restated Articles of Incorporation.............................N/A
*(3)4.2 Amended and Restated Bylaws of SITEL Corporation (conformed copy including amendments through June 6, 1997............................N/A
(1) 4.3 Form of General Voting Agreement.....................................N/A
(4) 4.4 Amended and Restated 1995 Non-Employee Directors Stock Option Plan...N/A
    5.1 Opinion of Abrahams, Kaslow & Cassman regarding legality of Common
        Stock being registered...............................................  9
   23.1 Consent of KPMG Peat Marwick LLP..................................... 10
   23.2 Consent of Abrahams, Kaslow & Cassman (included in Exhibit 5.1)...... --
   24.1 Power of Attorney (included in signature page)....................... --
__________

          (1) Exhibits 4.1 and 4.3 hereto were previously filed as Exhibits 3.1 and 9.1, respectively, to the Registration Statement of SITEL Corporation on Form S-1 (Registration No. 33-91092) and are incorporated herein by this reference.

          (2) Previously filed as Exhibit 3.1(a) to the Registrant's Form 10-Q for the quarter ended August 31, 1996 and is incorporated herein by this reference.

          (3) Previously filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-3 (Registration No. 333-28131) and incorporated herein by this reference.

          (4) Previously filed as Appendix B to the Registrant's definitive Proxy Statement for the Annual Meeting of Stockholders held on June 6, 1997, filed with the Commission on April 30, 1997.